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                                                                    EXHIBIT 23.1



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference in this Amendment to Form 10-K/A-3 of our report dated July 27, 1995 included in Revco D.S., Inc.'s annual report to stockholders. It should be noted that we have not audited any financial statements of the Company subsequent to June 3, 1995 or performed any audit procedures subsequent to the date of our report.





Cleveland, Ohio
March 29, 1996